UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

CAPELLA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-175188	20-2767829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Corporate Centre Drive, Suite 200 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 764-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of March 19, 2014, David S. Katz resigned from the Board of Directors of both Capella Holdings, Inc. (“Holdings”) and Capella Healthcare, Inc. (the “Company”). Mr. Katz’s resignation was not because of any disagreement with Holdings or the Company on any matter relating to Holdings’ or the Company’s operations, policies or practices.

Additionally, as reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, Joseph P. Nolan continues to serve on the Board of Directors of each of Holdings and the Company; however, beginning in 2014, Mr. Nolan was no longer an employee of GTCR Golder Rauner II, L.L.C. or any of its affiliated investment funds (collectively, “GTCR”).

As a result of Mr. Katz’s resignation and Mr. Nolan’s change in employment, GTCR was entitled to elect two representatives to the Board of Directors of each of Holdings and the Company pursuant to the terms of that certain Stockholders Agreement, dated as of May 4, 2005, as amended, by and among Holdings, GTCR and the other investors named therein.

On and effective as of March 19, 2014, GTCR elected David A. Donnini and Joshua M. Earl to the Board of Directors of each of Holdings and the Company, which increased the number of directors on each board from five members to six members. Mr. Donnini will serve as a member of the Compensation Committee. Mr. Earl will serve as a member of the Audit Committee and the Compensation Committee.

Mr. Donnini, age 48, joined GTCR in 1991 and is currently a Managing Director of GTCR. Mr. Donnini previously worked as an Associate Consultant at Bain & Company. Mr. Donnini leads GTCR’s Business Services Group and is Co-Head of the Financial Services & Technology Group. Mr. Donnini serves as a director of the following other GTCR portfolio companies: AssuredPartners, Inc., Ironshore Inc., Protection One, Inc., Sterigenics International, Inc. and Land Lease Group, LLC. Mr. Donnini is also a member of the board of directors of the Countryside School in Champaign, Illinois. Mr. Donnini earned a Masters in Business Administration from Stanford University, where he was an Arjay Miller Scholar and Robichek Finance Award winner, and a Bachelor of Arts in Economics, summa cum laude, from Yale University.

Mr. Earl, age 34, joined GTCR in 2003 and became a Principal of GTCR in 2012. Prior to joining GTCR, he worked as an Analyst at Credit Suisse. Mr. Earl currently serves as a director of the following other GTCR portfolio companies: Correctional Healthcare Companies, Inc. and Curo Health Services. Mr. Earl holds a Bachelor of Business Administration in Finance and Business Economics and a Bachelor of Arts in Japanese, summa cum laude, from the University of Notre Dame.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capella Healthcare, Inc.

By:	/s/ Denise W. Warren
Denise W. Warren Executive Vice President, Chief Financial Officer and Treasurer

Date: March 25, 2014